Exhibit 99

[AirNet Logo]
AirNet Systems, Inc.
3939 International Gateway
News Release	Columbus, Ohio 43219

For additional information contact:

Robert Lentz

(614) 876-1900

rlentz@investquest.com

Fast Forward Solutions, LLC and NetDeposit, Inc. Announce Plans
to Provide End-to-End Image Replacement Document Solution

COLUMBUS, Ohio, (December 5, 2003) — Fast Forward Solutions, LLC, a wholly-owned subsidiary of AirNet Systems, Inc. (NYSE:ANS), announced today that Fast Forward Solutions, LLC and NetDeposit, Inc. have signed a term sheet regarding their intent to finalize an agreement to provide a standard Image Replacement Document (“IRD”) check processing solution to the payments industry.

With the recent passage of federal legislation known as “Check 21” (the Check Clearing for the 21st Century Act), financial institutions will be allowed to accelerate their transition toward complete electronic processing of paper checks. Check 21 goes into effect in October, 2004. The use of IRDs, which are also known as “substitute checks,” is an important electronic check processing option that should allow both image- and non-image-enabled banks to potentially achieve powerful new operational efficiencies. IRDs are also expected to play a significant ongoing role in “Day 2” processing of checks for both returns as well as in the accommodation of customers who want copies of their checks to be included in their monthly statements.

Fast Forward Solutions’ goal is to bring a comprehensive, end-to-end IRD solution to the marketplace that leverages both the “best in class” electronic check processing technology and imaging of NetDeposit and the national distribution network capabilities of AirNet Systems, Inc. Fast Forward Solutions plans to launch its end-to-end IRD solution in the first quarter of 2004.

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About NetDeposit, Inc.

Established in 2001, NetDeposit, Inc. is a leading innovator of payment products and services for end-to-end electronic check processing and optimized clearing and settlement. Headquartered in Salt Lake City, NetDeposit has teamed with industry leaders such as EDS, Western Payment Alliance (WesPay), Thomson Financial Services and US Dataworks to provide a gateway to all major check clearing channels, both now and in the future. Through its patent pending technology, products and services, NetDeposit helps financial institutions, commercial businesses and payment processors greatly enhance their funds availability, reduce costs and risk and eliminate the inefficiencies of manual check processing. Net Deposit, Inc. is a wholly-owned subsidiary of Zions Bancorporation (NASDAQ: ZION). To find out more, visit NetDeposit’s web site at www.net-deposit.com.

About AirNet Systems, Inc.

AirNet Systems, Inc. is a premier provider of aviation services, including time-sensitive small package delivery and private passenger charter. AirNet operates AirNet Express, an integrated national air transportation network providing expedited air transportation services to banks, medical customers and other time-critical small package shippers in more than 100 cities nationwide. AirNet is committed to safety, security and customer service — these are the hallmarks of AirNet’s success over the last 28 years. The AirNet airline operates more than 120 aircraft, including 36 Learjets, located strategically throughout the United States, flying over half a million miles per week. AirNet’s fleet departs most cities several hours after other major package delivery companies. To find out more, visit AirNet’s web site at www.airnet.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements regarding future events including Fast Forward Solutions, LLC and NetDeposit, Inc.’s intent to finalize an agreement to provide an Image Replacement Document (“IRD”) check processing solution to the payments industry, and Fast Forward Solutions, LLC’s goal to launch its end-to-end IRD solution in the first quarter of 2004. These statements involve certain risks and uncertainties that may cause the actual events or results to differ materially from those indicated by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, potential competition in this industry; the development of new technology which renders current technologies to be utilized by Fast Forward Solutions, LLC obsolete or no longer cost-effective; implementation of legislation which could have an effect on Fast Forward Solutions, LLC’s ability to transmit IRDs and/or provide related image-exchange services; changes in check processing methodology of bank customers; and other risks and uncertainties detailed from time to time in AirNet Systems, Inc.’s periodic reports to the Securities and Exchange Commission. Please refer to Item 7 of AirNet Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for additional details relating to risk factors that could affect AirNet Systems, Inc.’s future performance.

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